Exhibit 99.1

BioTime, Inc. Announces Closing of Public Offering of Common Stock

ALAMEDA, CA, & JERUSALEM, February 15, 2017 — BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical-stage biotechnology company developing and commercializing products addressing degenerative diseases, today announced the closing of its previously announced underwritten public offering. BioTime, Inc. sold 7,453,704, shares of its common stock in the offering, which includes 972,222 shares of its common stock issued in connection with the exercise in full of the underwriters’ over allotment option. The offering price to the public was $2.70 per share and gross proceeds to BioTime, Inc. are approximately $20.1 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by BioTime, Inc.

BioTime, Inc. intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, to fund clinical trials, research and development activities and for general working capital.

Raymond James & Associates, Inc. acted as the sole book-running manager for the offering. Ladenburg Thalmann & Co. Inc., Chardan and LifeSci Capital LLC acted as co-managers for the offering.

A registration statement relating to these securities was previously filed with and has become effective by rule of the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and the related prospectus have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and the related prospectus have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioTime, Inc.

BioTime, Inc. (“BioTime”) is a clinical-stage biotechnology company focused on developing and commercializing novel therapies developed from what the company believes to be the world’s premier collection of pluripotent cell assets. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. Pluripotent cells have potential application in many areas of medicine with large unmet patient needs, including various age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals that require a molecular target, therapeutic strategies based on the use of pluripotent cells are generally aimed at regenerating or replacing affected cells and tissues, and therefore may have broader applicability than pharmaceutical products.

In addition to the development of therapeutics, BioTime’s research and other activities have resulted, over time, in the creation of other subsidiaries that address other non-therapeutic market opportunities such as cancer diagnostics, drug development and cell research products, and mobile health software applications.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

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Contact:

Investor Contact:
EVC Group, Inc.
Matt Haines, 917-733-9297
mhaines@evcgroup.com
or

Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com